UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Midnight Candle Company
(Name of small business issuer in its charter)

Nevada	5399	20-1763307
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

79013 Bayside Court
Indio, California 92203
(760) 772-5965
(Address and telephone number of principal executive offices)

79013 Bayside Court
Indio, California 92203
(760) 772-5965
(Address of principal place of business or intended principal place of business)

Savoy Financial Group
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(703)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$23,000.00	$0.10	$23,000.00	$2.71

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Midnight Candle Company

230,000 Shares of Common Stock

Midnight Candle Company is registering an aggregate of 230,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0
Total	230,000	$23,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Midnight Candle Company does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is September 13, 2005

TABLE OF CONTENTS

PAGE

PART I: INFORMATION REQUIRED IN PROSPECTUS	4
Summary Information and Risk Factors	4
Use of Proceeds	11
Determination of Offering Price	11
Selling Security Holders	11
Plan of Distribution	12
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	15
Interest of Named Experts and Counsel	16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	16
Organization Within Last Five Years	17
Description of Business	17
Management's Discussion and Plan of Operation	19
Description of Property	21
Certain Relationships and Related Transactions	21
Market for Common Equity and Related Stockholder Matters	21
Executive Compensation	22
Financial Statements	23
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	40
Indemnification of Directors and Officers	40
Other Expenses of Issuance and Distribution	40
Recent Sales of Unregistered Securities	40
Exhibits	41
Undertakings	42
SIGNATURES	43

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Midnight Candle Company ("MCC" or the "Company") was incorporated in the State of Nevada on September 24, 2004.  MCC is a development stage company that plans to market candles in a variety of sizes, styles, colors and fragrances direct to consumers and businesses.  We may also offer for sale candle-related products, such as decorative candle holders, as we are able to acquire them.  In addition, we will attempt to enter into private-label relationships with manufacturers to place our corporate name on select products. We will not manufacture or produce any item in-house.  All products will be purchased from third-party suppliers or manufacturers. We have not identified or contacted any suppliers and we do not have any products available for sale.

We are a development stage company that has not commenced our planned principal operations and has no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Development of our business plan;

3.

Obtaining capital through sales of our common stock; and

4.

Development of our website to be established at www.midnightcandleco.com.

We are attempting to build MCC to become fully operational.  In order to generate revenues, we must:

1.    Establish our website:  Establishing our presence on the Internet is critical to reaching a broad consumer base.  We are in the process of developing a website at www.midnightcandleco.com to offer information about our company.  The site is anticipated to be our primary store-front, through which we will market, sell and distribute the candles we seek to sell.  As we begin to purchase inventory, we plan to update the website with e-commerce capabilities.  Once the website is enabled as a sales channel, it will be expected to serve as our primary method of generating sales.  The web site is still in development and is not online.  We expect to have the site functional within the next three to six months.  Once the site is operational, we expect to continuously upgrade and refine it as we deem necessary and as our funds permit.  Until we establish our website, we will be unable to begin to generate revenues.

2.    Develop and implement a marketing plan:  In order to promote our company and establish our brand, we believe we will be required to develop and implement a marketing plan.  Upon publishing our web site, we plan to use the Internet to conduct our marketing and sales efforts.  We intend to advertise our site, and resultantly our products, through the use of banner advertisements and search engine placement.  To date, we have no marketing or sales initiatives or arrangements.  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

3.    Identify and contact suppliers:  We do not intend to manufacture any candles or candle-related merchandise internally.  As a result, all products will be purchased or private-labeled from third-party suppliers or manufacturers. We are in the process of identifying and contacting companies from which we will purchase inventory.  We have not distinguished or contacted any specific manufacturer or supplier.  We expect to initiate communications with potential suppliers in the third quarter of 2005 and plan to begin purchasing saleable inventory by the end of the fourth quarter of 2005.  We currently have no inventory available for sale.  Until we locate a supplier and begin to purchase inventory, we will not be able to generate any sales.

Since our inception on September 24, 2004 to June 30, 2005, we did not generate any revenues and have incurred a cumulative net loss of $8,148.  We believe that the $23,000 in funds received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months.  The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company.  We believe that the recurring revenues from sales of merchandise will be sufficient to support ongoing operations.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

We currently have one officer and director, who also acts as our sole employee.  This individual works for us on a part-time basis.

As of the date of this Prospectus, MCC has 5,230,000 shares of $0.001 par value common stock issued and outstanding held by 24 shareholders of record.

MCC's administrative office is located at 79013 Bayside Court, Indio, California 92203, telephone (760) 772-5965.

MCC's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 230,000 shares, or 4.40%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  There is no public market for our common stock.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

The offering price of $0.10 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to Midnight Candle Company.

Midnight Candle Company's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Midnight Candle Company has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of MCC.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data

June 30,
2005
Assets
Cash and equivalents	$20,352
Total current assets	20,352
$20,352

Liability and Stockholder's Equity
Current liability:
Accounts payable	$-
Total current liability	-

Stockholder's equity:
Common stock	5,230
Additional paid-in capital	23,270
(Deficit) accumulated during development stage	(8,148)
Total stockholder's equity	20,352
$20,352

Statements of Operations Data

		September 24, 2004
		(Inception) to
	June 30, 2005	June 30, 2005

Revenues	$-	$-
Cost of sales	-	-

Gross profit (loss)	-	-

Operating expenses:
Professional fees	1,953	4,953
General and administrative expenses	1,083	3,195
Total operating expenses	3,036	8,148

Net loss	$(3,036)	$(8,148)

Weighted average common shares outstanding	5,044,641

Net loss per common shares outstanding	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF MCC FAILS TO COMMENCE ITS BUSINESS PLAN.

Midnight Candle Company was formed in September 2004.  MCC has no demonstrable operations record, on which you can evaluate the business and its prospects.  To date, we have not generated any revenues and may incur losses in the foreseeable future.  MCC's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  MCC cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and create a base of operations for our candle business, we may be forced to cease operations, in which case investors may lose their entire investment.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE SELLING CANDLES OR MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Helen Cary, our sole officer, director and employee.  Ms. Cary has no experience related to public company management or as a principal accounting or principal financial officer.  Additionally, Ms. Cary has no career experience related to candle making or distribution.  Because of these factors, Ms. Cary may be unable to develop and implement our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE MS. HELEN CARY, OUR SOLE OFFICER, DIRECTOR, EMPLOYEE AND SHAREHOLDER CONTROLS THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Our sole director and executive officer beneficially owns approximately 95.60% of our outstanding common stock.  As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not commenced our planned candle operations and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources.  To date, we have not generated cash from our operations.  Unless we begin to generate sufficient revenues from our proposed candle business to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  However, no alternative sources of funds are available to us in the event MCC does not have adequate proceeds from this offering.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

Midnight Candle Company has yet to commence its planned operations.  As of the date of this Prospectus, MCC has had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If MCC's business fails, the investors in this offering may face a complete loss of their investment.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

Midnight Candle Company is entering the candle business, which is a highly competitive market segment with relatively low barriers to entry.  Our expected competitors include larger and more established companies.  To the best of our management's knowledge, some of our competitors include Colonial Candles, owned by Blyth Industries, Inc. and A.I. Root and Village Candle.  Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.  Therefore, many of these competitors may be able to devote greater resources than MCC to sales and marketing efforts, expanding their chain of distribution and hiring and retaining key employees.  There can be no assurance that our current or potential competitors will not develop or offer comparable or superior products to those expected to be offered by us.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors.  This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures.  As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS BECAUSE WE DO NOT HAVE LONG-TERM DISTRIBUTION AND MANUFACTURING AGREEMENTS.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer.  Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR INVENTORY PROPERLY.

Our business depends on our ability to anticipate our needs for products and our as yet unidentified supplier's ability to deliver sufficient quantities of products at reasonable prices on a timely basis.  Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us.  If predicted demand is substantially greater than consumer purchases, there will be excess inventory.  In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors.  If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for the candles and candle-related merchandise we intend to sell.  Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

WE MAY LOSE OUR SOLE OFFICER AND DIRECTOR WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills and experience of Helen Cary, our sole director and officer.  We have no other full- or part-time employees besides Ms. Cary.  Furthermore, we do not maintain "key man" life insurance on this individual.  Without an employment contract, we may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our sole officer and director is involved in other business activities.  Namely, Ms. Cary is currently employed by FX Currency Trading.  Ms. Cary may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, Ms. Cary may face a conflict in selecting between MCC and her other business interests.  We believe that Ms. Cary will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  MCC has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock, or roughly 95.6%, is currently held by Ms. Helen Cary, our sole officer, director and employee.  Therefore, the current and potential market for our common stock is limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE MCC STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 5,230,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We currently have one shareholder who owns a significant majority of the restricted shares or 95.60% of the aggregate shares of common stock.  Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Midnight Candle Company used the price of $0.10 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

David Brearley	10,000	10,000	0	0.00%
Terry Bronowski	10,000	10,000	0	0.00%
Bruce Brummett	10,000	10,000	0	0.00%
Patricia Butler	10,000	10,000	0	0.00%
Keith Cannon	10,000	10,000	0	0.00%
John Clemens	10,000	10,000	0	0.00%
Bernard Clinton	10,000	10,000	0	0.00%
Michael Coyne	10,000	10,000	0	0.00%
Chrissy Eads	10,000	10,000	0	0.00%
Roger Ferrell	10,000	10,000	0	0.00%
Jessica Fratianni	10,000	10,000	0	0.00%
Joe Glenn	10,000	10,000	0	0.00%
James Harrison	10,000	10,000	0	0.00%
Glenn Hawes	10,000	10,000	0	0.00%
Jan Jewett	10,000	10,000	0	0.00%
Arlin Jordin	10,000	10,000	0	0.00%
Amy Elizabeth Keys[2]	10,000	10,000	0	0.00%
Christopher Keys[2]	10,000	10,000	0	0.00%
Sara McConnell	10,000	10,000	0	0.00%
Lucinda Nass	10,000	10,000	0	0.00%
Carl Suter	10,000	10,000	0	0.00%
Bill Taylor	10,000	10,000	0	0.00%
Talisman Capital, Inc.[3]	10,000	10,000	0	0.00%

Total (23 shareholders)	230,000	230,000	0	0.00%

In June 2005, we sold 230,000 shares of our common stock to the twenty-three aforementioned shareholders.  The shares were issued at a price of $0.10 per share for total cash in the amount of $23,000.  The shares bear a restrictive transfer legend.  This June 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Midnight Candle Company, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

None of the selling stockholders has been affiliated with Midnight Candle Company in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

(1)  Assumes the offering of all 230,000 offered in this prospectus.

(2)  Amy Elizabeth and Christopher Keys are married.

(3)  Barry Soltani is the sole officer, director and shareholder of Talisman Capital, Inc.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of MCC's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond MCC's control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.    In the over-the-counter market;

2.    On any exchange, which the shares may hereafter be listed;

3.    In negotiated transactions other than on such exchanges;

4.    By pledge to secure debts and other obligations;

5.    In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.    In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.10 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which MCC and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.  Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of Midnight Candle Company has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of MCC has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of MCC has been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against MCC.

No director, officer, significant employee or consultant of MCC has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers, Promoters and Control Persons

Midnight Candle Company's sole director was elected by the stockholders to a term of one (1) year and serves until her successor is elected and qualified.  The sole officer was appointed by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office.  The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the sole executive officer and director of MCC as of the date of this Prospectus:

Name and Address	Age	Position
Helen C. Cary	47	President and CEO

Ms. Cary has held her offices/positions since September 2004 and is expected to continue to hold her offices/positions until the next annual meeting of MCC's stockholders.  At the date of this prospectus, MCC is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Helen C. Cary, President:  Ms. Cary attended Rio Salado Community College from 1992 to 1993 and the AWEE Women's Career Center from 1993 to 1994, where she received training in the area of advanced production techniques.  Her work experience includes employment contracts with Armtek Defense Systems from 2002 to 2003 and SpeedFam-IPEC from 2000 to 2002.  At both companies she was a production supervisor for CMP Tool manufacture, where her duties included the power-up, debugging, calibrating and alignment of very sophisticated electronic gear.  Since 2004, Ms. Cary has been employed at FX Currency Trading.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Midnight Candle Company's common stock by all persons known by MCC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to MCC's knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Helen C. Cary, President and CEO	5,000,000	95.60%	95.60%

	All Directors and Officers as a group (1 person)	5,000,000	95.60%	95.60%

Notes:

(1)  The address for Helen C. Cary is 79013 Bayside Court, Indio, California 92203.

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (230,000 shares of common stock) by the selling shareholders.

Description of Securities

Midnight Candle Company's authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of MCC's common stock:

1.    Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by MCC's Board of Directors;

2.    Are entitled to share ratably in all of MCC's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of MCC's affairs;

3.    Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.    Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Midnight Candle Company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of MCC's directors.

Cash Dividends

As of the date of this Prospectus, Midnight Candle Company has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of MCC's board of directors and will depend upon MCC's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of MCC not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in MCC's business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Midnight Candle Company's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Midnight Candle Company was incorporated in Nevada on September 24, 2004.

Please see "Recent Sales of Unregistered Securities" on page 39 for our capitalization history.

Description of Business

Business Development and Summary

Midnight Candle Company was incorporated in the State of Nevada on September 24, 2004.  We are a development stage company that intends to market scented candles, which are expected to consist of a variety of sizes, shares and fragrances.  We do not intend to produce any candles in-house.  We plan to purchase candles from third-party suppliers or manufacturers.

MCC has yet to commence planned operations.  As of the date of this Prospectus, MCC has had only limited start-up operations and has not generated any revenues.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

MCC has no intention to engage in a merger or acquisition with an unidentified company.

Our administrative office is located at 79013 Bayside Court, Indio, California 92203.

MCC's fiscal year end is December 31.

Business of Issuer

Principal Products and Principal Markets

Our business objective is to market scented candles to consumers and businesses.  However, it is the opinion of our sole officer and director that our target market and likely purchaser of our products will primarily be female.  She believes that women, as opposed to men, favor candles for their fragrance and decorative nature.  As a result, we plan to offer candles in a variety of sizes, styles, colors and fragrances.  In addition, we may also offer for sale candle-related products, such as decorative candle holders, depending upon availability from suppliers.  We will not manufacture or produce any item in-house.  All products will be purchased from third-party suppliers or manufacturers.  We will also consider attempting to enter into private-label relationships with manufacturers to place our corporate name of select products.  The primary products we intend to stock will generally include the following candle types:

1.    Jar Candles - scented candles in decorative glass jars,

2.    Pillar Candles - tall upright candles and

3.    Tea Lights - small candles contained in plastic or metallic cups.

We are in the process of identifying and contacting manufacturers and suppliers from whom we desire to purchase products for sale to customers.  The initial list of manufacturers we are considering include General Wax & Candle Co. in North Hollywood, California; The Candle Factory located in Georgetown, Texas; Déjà Vu Candles based in Lipan , Texas; and Newport Bay Candle Company in Newport, Oregon.  We have only initially begun to research these companies and have not contacted any manufacturer.  We have not purchased any products and, thus, have none available for sale.  We expect to initiate communications with potential suppliers in the fourth quarter of 2005 and plan to begin purchasing saleable inventory by the second quarter of 2006.

Distribution Methods of the Products

The Internet lends itself well to the distribution of candles and candle-related merchandise due to its ability to provide pictures, information and purchasing capabilities direct to the consumer, at his or her leisure.  We are in the process of designing a web site at http://www.midnightcandleco.com, which is intended to serve as our primary sales channel.  This site is the home of our operations, the principal method through which we will market, sell and distribute the products we intend to carry.  We expect a significant majority of our revenues to be realized from on-line purchases.  The web site should be on-line and functional within the next three to six months.  From our inception to June 30, 2005, we have not engaged in any sales activities.

We expect to use general parcel services as our distribution methods to fulfill customer orders.  Such services include, without limitation, United Parcel Service, DHL and Federal Express.

Industry background and competition

We are a small, start-up company that has not generated any revenues and lacks a customer base.  We operate in the scented candle segment of the giftware industry.  Significantly all of our competitors have longer operating histories, and established manufacturing or supply chain systems, as well greater financial, management, sales, marketing and other resources than we do.

The candle market overall is highly fragmented.  Competitors range from multi-national entities to retailers serving a limited geographical region.  Premium market candle manufacturers include Colonial Candles, owned by Blyth Industries, Inc., which also owns PartyLite, and A.I. Root and Village Candle.  Midnight Candle's retail store competitors include The White Barn Candle Company, which is owned by Limited Brands, Inc., as well as Wicks n' Sticks and Candleman.  Other retail competition includes specialty candle stores, as well as gift retailers.

Midnight Candle Company competes generally for the disposable income of consumers with other producers in the giftware industry. The giftware industry is highly competitive with a large number of both large and small participants.  The products we expect to sell compete with other scented and unscented candle products and with other gifts within a comparable price range, like boxes of candy, flowers, wine, fine soap and related merchandise.  Our competitors distribute their products through independent gift retailers, department stores, mass market stores and mail order houses.  We are a start-up company without a base of operations and lacking an ability to generate sales.  As such, we currently compete unfavorably in the general marketplace.  Unless we implement our planned operations and begin to generate revenues, we will not be able to continue as a going concern.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will not procure any raw materials, nor will we produce any of the candles or candle-related products we intend to sell.  We desire to purchase items from manufacturers or suppliers.  We have not identified any such manufacturer or suppliers, and thus have not ordered any products for sale.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations.

Effect of existing or probable government regulations

Midnight Candle Company is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

Midnight Candle Company is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our sole officer and director to set up our business operations.  Currently, Helen C. Cary, our President and CEO, is the only employee of the company and she is involved in MCC business on a part-time basis and expects to devote a minimum of 15 hours per week to our operations.  Ms. Cary is prepared to dedicate additional time, as needed.  At this time, there are no other full- or part-time employees.  We do not expect to hire any additional employees over the next 12 months.

Reports to Security Holders

1.    After this offering, Midnight Candle Company will furnish its shareholders with audited annual financial reports certified by MCC's independent accountants.

2.    After this offering, MCC will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.    The public may read and copy any materials MCC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management's Discussion and Plan of Operation

Midnight Candle Company was incorporated in the State of Nevada on September 24, 2004.  MCC is a startup and has not yet realized any revenues.  Our efforts, to date, have focused primarily on the development and implementation of our business plan.  No development-related expenses have been or will be paid to affiliates of MCC.

During the six month period ended June 30, 2005, we did not generate any revenues, and incurred a net loss of $3,036.  From our inception to June 30, 2005, we generated no revenues, while experiencing an aggregate net loss of $8,148.  The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Our sole officer and director believes that our cash on hand as of June 30, 2005 in the amount of $20,352 is sufficient to maintain our current minimal level of operations for the next approximately 12 months.  However, generating sales in the next 12 months is imperative for us to continue as a going concern.  We believe that we will be required to generate a minimum of approximately $10,000 in revenues over the next 12 months in order for us to support ongoing operations.  If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised a total of $28,000 through private sales of our common equity.  In October 2004, we issued 5,000,000 shares of our common stock to Helen Cary, the sole officer and director, in exchange for cash in the amount of $5,000.  Additionally, in March and June 2005, we sold an aggregate of 230,000 shares of our common stock to 23 unrelated third parties for cash proceeds of $23,000.  We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months.  The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

Website development and maintenance	$ 4,000	None	Use as needed
Marketing and advertising activities	$ 2,000	None	Second Quarter 2006
Inventory	$ 6,000	None	Recurring
SEC reporting expenses	$ 4,500	None	Use as needed
General working capital	$ 4,350	None	Use as needed
Offering expenses	$ 2,150	None	Use as needed

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern.  Establishing our presence on the Internet is critical to reaching a broad consumer base.  We are in the process of developing a website at www.midnightcandleco.com to offer information about our company.  As we begin to purchase inventory from candle manufacturers and suppliers, we will update the website with e-commerce capabilities and post pictures and prices of the items.  Once the website is enabled as a sales channel, it will be expected to serve as our primary method of generating sales.  The site is anticipated to be the principal method through which we will market, sell and distribute the products we intend to carry.  The $4,000 allocated to the development and maintenance of our website is expected to be sufficient for the next 12 months.  The web site should be functional and on-line within the next three to six months.  Once the site is operational, we expect to continuously upgrade and refine it as we deem necessary and as our funds permit.

Upon establishing a presence on the World Wide Web, we plan to use the Internet for marketing and sales.  We intend to advertise our site, and resultantly our products, through the following two methods:

1.    Banner Advertisements: We expect to place banner advertisements and/or links to our web site on the sites of others.  Some web sites may charge us a fee to place our advertisements in highly visible areas.  Other sites may agree to an affiliate relationship, where we would be allowed to place an ad on their site in exchange for placement of their advertisement on our site.  We do not plan to enter into any affiliate relationships that would require us to pay a fee in addition to exchanging advertisements or links.

2.    Search Engine Placement:  In addition to banners and links, we expect to pursue search engine placement.  For a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google.  We have not yet contacted any company regarding search engine placement because we have not yet established our web site.

We have allocated $2,000 of the proceeds raised in the private placement to finance our marketing activities.  Since our web site is not yet operational, we have not sought to implement any marketing scheme and consequently have no marketing or sales initiatives or arrangements in development or effect.

Our proposed business is to sell candles and related merchandise to consumers.  We will not manufacture any products internally.  We rely solely upon the efforts of outside sources to research, develop and refine all products.  We have initially allocated approximately $6,000 toward purchasing saleable inventory.  As we continue to sell merchandise, we plan to use a portion of generated cash flow to purchase additional products.  Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.  However, we have not begun to purchase any items for sale, and thus have not generated any revenues.

We expect to incur approximately $4,500 in expenses related to being a public reporting company.  Although, our sole officer and director has no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $4,350 as general working capital for non-specific uses.  We believe that these funds will allows us to cover costs that are as yet unforeseen and to take advantage of opportunities that may arise in the course of our business.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our sole officer and director appear sufficient at this time.  Our sole officer and director works for us on a part-time basis, and is prepared to devote additional time, as necessary.

Ms. Cary, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company.  Ms. Cary believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders.  Thus, Ms. Cary raised capital in the private placement offering completed in June 2005 with the intention of Midnight Candle Company becoming a public reporting company.  Our private investors held no influence on the decision to become a public company.

In addition, Ms. Cary believes that a benefit of being a public company is the access to capital markets.  We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

MCC's uses office space at 79013 Bayside Court, Indio, California 92203.  Ms. Helen C. Cary, the sole director and a shareholder, is providing the office space at no charge to MCC.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In October 2004, MCC issued 5,000,000 shares of $0.001 par value common stock to Helen C. Cary, the sole officer and director, in exchange for cash in the amount of $5,000.

MCC uses office space and services provided without charge by Helen C. Cary, the sole director and a shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in MCC's common stock.

As of the date of this Prospectus:

1.    There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of MCC.

2.    5,230,000 shares of common stock of MCC are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of that amount, we are currently registering 230,000 shares on behalf of the Selling Shareholders for resale.

3.    In the future, all 5,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.    Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, MCC has approximately 5,230,000 shares of $0.001 par value common stock issued and outstanding held by 24 shareholders of record.  MCC's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

MCC has never declared or paid any cash dividends on its common stock.  For the foreseeable future, MCC intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including MCC's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Helen C. Cary	2005	-	-	-	-	-	-	-
President	2004	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

MCC does not have an employment agreement with Helen C. Cary, our sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements

a)    Audited Financial Statements as of June 30, 2005

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2005

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2005

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheet as of June 30, 2005	2

Statement of Operations for the six months ended
June 30, 2005 with Cumulative Totals Since Inception	3

Statement of Changes in Stockholder's Equity
for the six months ended June 30, 2005 with Cumulative Totals
Since Inception	4

Statement of Cash Flow for the six months ended
June 30, 2005 with Cumulative Totals Since Inception	5

Notes to the Financial Statements	6-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder

Midnight Candle Company

Indio, California

We have audited the accompanying balance sheet of Midnight Candle Company (the "Company") as of June 30, 2005, and the related statements of operations, stockholder's equity, and cash flows for the six months ended June 30, 2005 with cumulative totals since the Company's inception for the statement of operations, change in stockholder's equity and cash flows. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their nine and one half months of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midnight Candle Company as of June 30, 2005, and the changes in its operations, changes in stockholder's equity and cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.

Gibbsboro, New Jersey

August 30, 2005

F1

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JUNE 30, 2005

ASSET

Current Asset:
Cash and cash equivalents	$ 20,352

Total Current Asset	20,352

TOTAL ASSET	$ 20,352

LIABILITY AND STOCKHOLDER'S EQUITY

STOCKHOLDER'S EQUITY
Common stock, $.001 Par Value; 100,000,000 shares authorized;
5,230,000 shares issued and outstanding	$ 5,230
Additional paid-in capital	23,270
Deficit accumulated during the development stage	(8,148)

Total Stockholder's Equity	20,352

TOTAL LIABILITY AND STOCKHOLDER'S EQUITY	$ 20,352

The accompanying notes are an integral part of these financial statements.

F2

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	Cumulative Totals
	months ended	September 24, 2004 (inception)
	June 30,2005	Through June 30, 2005

OPERATING REVENUES	$-	$-
Sales

COST OF SALES	-	-

GROSS PROFIT (LOSS)	-	-

OPERATING EXPENSES
Professional fees	1,953	4,953
General and administrative expenses	1,083	3,195
Total Operating Expenses	3,036	8,148

NET LOSS BEFORE PROVISION FOR INCOME TAXES
Provision for income taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(3,036)	$(8,148)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	5,044,641

NET LOSS PER BASIC AND DILUTED	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-In Capital	Stage	Total

Balance, September 24, 2004	-	$ -	$ -	$ -	$ -

Issuance of shares for cash	5,000,000	5,000	-	-	5,000

Net loss for the period September 24, 2004
(inception) through December 31, 2004	-	-	-	(5,112)	(5,112)

Balance, December 31, 2004	5,000,000	$ 5,000	$ -	$ (5,1126)	$ (112)

Issuance of shares for cash via private placement	230,000	230	22,770	-	23,000

Forgiveness of note payable converted to equity	-	-	500	-	500

Net loss for the period January 1, 2005
through June 30, 2005	-	-	-	(3,036)	(3,036)

Balance, June 30, 2005	5,230,000	$ 5,230	$ 23,270	$ (8,148)	$ 20,352

The accompanying notes are an integral part of these financial statements.

F4

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	Cumulative Totals
	months ended	September 24, 2004 (inception)
	June 30, 2005	through June 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,036)	$(8,148)

Adjustments to reconcile net loss to net cash
used in operating activities

Changes in assets and liabilities

Total adjustments	-	-

Net cash (used in) operating activities	(3,036)	(8,148)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	23,000	28,000
Proceeds from note payable - stockholder	-	500

Net cash provided by financing activities	23,000	28,500

NET INCREASE IN
CASH AND CASH EQUIVALENTS	19,964	20,352

CASH AND CASH EQUIVALENTS -
BEGINNING PERIOD	388	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$20,352	$20,352

SUPPLEMENTAL DISCLOSURE OF NON-CASH
INFORMATION:

Forgiveness of note payable converted to equity	$500	$-

The accompanying notes are an integral part of these financial statements.

F5

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 1 - NATURE OF BUSINESS

Midnight Candle Company (the "Company") is a distributor of candles. The candles will be marketed through charitable organizations. The candles will be marketed in various sizes, shapes and fragrances. Customers who purchase these candles will also benefit from the tax-deductible status of the charitable organization of their choice. The Company will sell enough candles to support business stability and growth. A large portion of these candles will be sold through the Company's web-site with links to charitable organizations.

Midnight Candle Company also distributes customized candles for home use and small business users. The Company's customers are mainly home users. The users may purchase the specialty candles through web sites maintained by tax-exempt organizations. Most of the product selection focuses on providing the user with specialized products to meet exact specifications, despite relatively low volume.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, research and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F6

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of June 30, 2005.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relate to the net operating loss carryforwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred. The Company incurred no such expenses since inception.

F7

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Share-Based Payments

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, "FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

Exchange of Non-Monetary Assets

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

F8

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (CONTINUED)

Accounting for Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure," an amendment of SFAS No. 123.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

F9

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (CONTINUED)

Net (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

Six Months Ended June 30, 2005

Net loss	$ (3,066)

Weighted average common shares
outstanding (Basic)	5,044,641

Options	-
Warrants	-

Weighted average common shares
outstanding (Diluted)	5,044,641

There are no common stock equivalents outstanding at June 30, 2005.

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.

All dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive when the Company has incurred a loss from operations. The Company currently has no potentially dilutive securities outstanding.

F10

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 3 - STOCKHOLDER'S EQUITY

On September 24, 2004 the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

In November 2004, the Company issued 5,000,000 shares of stock to its officer for cash of $5,000.

In March and June 2005, the Company issued 230,000 shares of common stock at $0.10 per share for $23,000. These shares were issued in accordance with a Private Placement Memorandum dated December 15, 2004.

In June 2005, the officer of the Company forgave a note payable to the Company for $500 and all related accrued interest.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period September 24, 2004 (Inception) through June 30, 2005. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.  The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

F11

MIDNIGHT CANDLE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At June 30, 2005, deferred tax assets consist of the following:

Deferred tax assets	$2,444
Less: valuation allowance	(2,444)
Net deferred tax assets	$ -

At June 30, 2005, the Company had accumulated deficits during the development stage of $8,148 available to offset future taxable income through 2021. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

F12

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

MCC's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  MCC indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at MCC's request as one of its officers or directors. MCC may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of MCC's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, MCC's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  MCC has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent, Printing and Engraving Costs	500
SEC Registration Fee	10
Accounting and Legal Fees	1,000
Total	$2,510

Recent Sales of Unregistered Securities

In November 2004, we issued 5,000,000 shares of our common stock to Helen C. Cary, our founding shareholder and the sole officer and director, in exchange for cash in the amount of $5,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Ms. Cary had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of MCC.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In June 2005, we completed an offering of our common stock to a group of private investors.  We issued 230,000 shares of its $0.001 par value common stock for cash at $0.10 per share to twenty four shareholders.  The shares bear a restrictive transfer legend.  This June 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Midnight Candle Company, including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on September 24, 2004

b) Bylaws adopted on September 27, 2004

5.	Opinion on Legality

Attorney Opinion Letter

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing

b) Consent of Independent Auditor

Undertakings

In this Registration Statement, MCC is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, MCC is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, MCC includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)  To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Indio, State of California on September 13, 2005.

Midnight Candle Company
(Registrant)

By: /s/ Helen C. Cary, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Helen C. Cary	President, CEO and Director	September 13, 2005
Helen C. Cary

/s/ Helen C. Cary	Chief Financial Officer	September 13, 2005
Helen C. Cary

/s/ Helen C. Cary	Chief Accounting Officer	September 13, 2005
Helen C. Cary